  Exhibit 99.1

Rekor Reports First Quarter 2020 Financial Results
Unique Products Deployed In Tightly Bundled Software and Hardware Offerings Drives
Solid Growth with 58% Year-Over-Year Increase in Revenue

COLUMBIA, MD – May 13, 2020 - Rekor Systems, Inc, (REKR) (“Rekor”), a Maryland-based company providing real-time roadway intelligence through AI-driven decisions, today reported unaudited financial results for the quarter ended March 31, 2020. The quarter is the first quarter that reflects the Company’s classification of all operations in its Professional Services segment as held for sale or discontinued operations as the Company moves forward with the decision to concentrate solely on its Technology segment.

First Quarter 2020 Financial and Operational Highlights

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First quarter 2020 revenue increased 58% to $1.6 million as compared to $1.0 million in the first quarter of 2019
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First quarter 2020 gross profit increased to 69% as compared to 51% in the first quarter of 2019
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Remaining performance obligations as of March 31, 2020 increased to $13.8 million from $10.1 million on December 31, 2019

Management Commentary

“Even in the face of challenges presented by COVID-19, the essential nature of our software and hardware has allowed us to make continued progress on our go-to-market strategy. With our strong footprint across multiple markets, in a short amount of time, Rekor has begun to disrupt a mature market with AI-driven technology, an innovative business model, and proven results. We have filled out our management team and are providing municipalities and businesses tools to increase safety and efficiencies by applying vehicle recognition data to their workflows and operations,” said Robert A. Berman, President and CEO of Rekor.

"The first quarter was highlighted by strength and continuing growth in our top line. We improved our balance sheet and feel confident we can continue to increase market share in the public safety, customer experience and smart cities markets. The solid performance in our Technology Segment translated into a growth in revenue and gross margin—58% and 34%, respectively,” said Eyal Hen, CFO, Rekor.

All of the Company’s operations related to the Professional Services segment have been classified as “held for sale and discontinued operations” and as of April 2, 2020, the Company sold AOC Key Solutions, Inc.

On April 14, 2020, the company received coverage from B. Riley FBR with an initial Buy rating and $6 price target, stating that the Company's technology is under-penetrated and well-positioned for "significant growth.”

First Quarter 2020 Financial Results

Revenues for the first quarter of 2020 and 2019 were $1.6 million and $1.0 million, respectively. The increase in revenue was primarily attributable to the acquisition of OpenALPR in March 2019. During the three months ended March 31, 2020, revenue attributable to OpenALPR was recognized for the full three-month period compared to only half a month of revenue recognized in the corresponding period in 2019.

Gross profit for the first quarter of 2020 was $1.1 million, representing a 69% gross profit margin, compared to $0.5 million or 51% gross profit margin, for the same quarter in 2019. The increase in gross profit was primarily attributable to the inclusion of OpenALPR since its acquisition in March 2019. We realize higher margins from the revenues associated with licensing and subscription since there are less labor costs incurred.

Loss from operations for the first quarter of 2020 increased by 120% to $2.6 million, compared to $1.2 million in the same quarter in 2019. The increase in the operating loss during the year is attributable mainly to the increased operating expenses in connection with our plan to develop and promote our technology products and offerings. As part of this effort, we brought on several new senior officers and other executives of the Company to support our growth plan and build our corporate structure.

Loss per share from continuing operations for the first quarter of 2020 was $0.19, compared to loss per share of $0.15 in the same quarter in 2019. Without non-recurring items, loss per share with Adjusted EBITDA was level at $0.11 and $0.07 for the three months ended March 31, 2020 and 2019, respectively.

Notable Wins and Achievements

Software and Services

During the 1st quarter of 2020, the Company:

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Forged a partnership with a major payment network processor to use Rekor technology to improve drive-thru and curbside pick-up for the quick service restaurant market
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Launched new reseller and partner program created to grow its product and services channels and develop mutually beneficial collaborations
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Completed automation of a new licensing platform enabling frictionless distribution of our high margin SaaS products
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Continued international expansion of its iP360 Parking and citation management solutions
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Increased the issuance of our Watchman software products to the United States Department of Defense

Products and Systems Integration

The Company has recently added over 50 new public safety clients and executed:

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Multi-year contract with the City of Lauderhill, Florida
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Multi-year contract with the City of Mt. Juliet, Tennessee
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Multi-year contract with the City of New Rochelle, New York

EBITDA and Adjusted EBITDA

We calculate EBITDA as net loss before interest, taxes, depreciation and amortization. We calculate Adjusted EBITDA as net loss before interest, taxes, depreciation and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. (“U.S. GAAP”) and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of a company’s ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table sets forth the components of the EBITDA, Adjusted EBITDA and Adjusted loss per share for the periods included (dollars in thousands):

	Three Months Ended March 31,
	2020	2019
Net loss	$(3,774)	$(2,518)
Income taxes	7	12
Interest	1,163	209
Depreciation and amortization	423	198
EBITDA	$(2,181)	$(2,099)

Loss on extinguishment of debt	-	1,113
Share-based compensation	171	63
Adjusted EBITDA	$(2,010)	$(923)

The following table reconciles the loss per share to the Loss per share with Adjusted EBIDTA for the periods included:

	Three Months Ended March 31,
	2020	2019
Loss per share	$(0.19)	$(0.15)
Income taxes	-	-
Interest	0.05	0.01
Depreciation and amortization	0.02	0.01
Loss on extinguishment of debt	-	0.06
Share-based compensation	0.01	-
Adjusted loss per share (1)	$(0.11)	$(0.07)

(1)
Adjusted loss per Share, which is a non-GAAP financial measure, is defined as loss per share adjusted for the financial metrics to calculate Adjustment EBITDA. Management uses Adjusted loss per share to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

About Rekor Systems, Inc.

Rekor (Nasdaq: REKR) is a Maryland-based company providing real-time roadway intelligence through AI-driven decisions. Rekor bridges commercial and government sectors with actionable, real-time vehicle recognition data to enable informed decisions faster, and with greater outcomes. Rekor is transforming industries like Public Safety, Customer Experience, and Smart Cities in more than 70 countries across the globe with smarter, quicker, cost-competitive vehicle recognition solutions for security, revenue discovery and recovery, public safety, electronic toll collection, brand loyalty, parking operations, logistics, and traffic management. We use the power of artificial intelligence to analyze video streams and transform them into AI-driven decisions by our clients. Our machine learning software can turn most IP cameras into highly accurate and affordable vehicle recognition devices used to help protect lives, increase brand loyalty, and enhance operations and logistics, without the need to install expensive new infrastructure. We make what was once considered impossible, possible. To learn more please visit our website: https://rekor.ai.

Forward-Looking Statements

This press release includes statements concerning Rekor Systems, Inc. and its future expectations, plans and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size of the market for global ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media Contact:

Lisa Throckmorton
REQ for Rekor Systems
lthrockmorton@req.co
703-287-7803

Investor Contact:

Charles Degliomini
Rekor Systems, Inc.
ir@rekor.ai

REKOR SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$1,087	$1,075
Restricted cash and cash equivalents	415	461
Accounts receivable, net	737	776
Inventory	488	302
Other current assets, net	388	175
Current assets held for sale and discontinued operations	7,408	7,441
Total current assets	10,523	10,230
Property and equipment, net	480	442
Right-of-use lease assets, net	383	283
Goodwill	6,336	6,336
Intangible assets, net	7,993	8,244
Long-term assets held for sale and discontinued operations	3,407	3,457
Total assets	$29,122	$28,992
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$3,264	$3,678
Lease liability, short-term	231	148
Contract liabilities	799	749
Current liabilities held for sale and discontinued operations	5,787	5,757
Total current liabilities	10,081	10,332
Notes payable	21,922	20,409
Lease liability, long-term	172	161
Contract liabilities, long term	775	775
Deferred tax liability	10	10
Long term liabilities held for sale and discontinued operations	502	536
Total liabilities	33,462	32,223
Series A Cumulative Convertible Redeemable Preferred stock, $0.0001 par value, 505,000 shares authorized and 502,327 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	6,010	5,804
Commitments and Contingencies
Stockholders' Deficit
Common stock, $0.0001 par value, 100,000,000 and 30,000,000 shares authorized, 22,786,757 and 21,595,653 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	2	2
Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of March 31, 2020 and December 31, 2019, respectively
Series B Cumulative Convertible Preferred stock, $0.0001 par value, 240,861 shares authorized, issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	-	-
Additional paid-in capital	21,959	19,371
Accumulated deficit	(32,311)	(28,408)
Total stockholders’ deficit	(10,350)	(9,035)
Total liabilities and stockholders’ deficit	$29,122	$28,992

REKOR SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue	$1,595	$1,010
Cost of Revenue	494	490
Gross profit	1,101	520

Operating expenses:
General and administrative expenses	2,791	1,543
Selling and marketing expenses	371	158
Research and development expenses	543	5
Operating expenses	3,705	1,706

Loss from operations	(2,604)	(1,186)
Other income (expense):
Loss on extinguishment of debt	-	(1,113)
Interest expense	(1,163)	(209)
Other income	-	2
Total other expense	(1,163)	(1,320)
Loss before income taxes	(3,767)	(2,506)
Income tax provision	(7)	(12)
Net loss from continuing operations	$(3,774)	$(2,518)
Net loss from held for sale and discontinued operations	(14)	(357)
Net loss	$(3,788)	$(2,875)
Loss per common share from continuing operations - basic and diluted	(0.19)	(0.15)
Loss per common share from held for sale and discontinued operations - basic and diluted	-	(0.02)
Loss per common share - basic and diluted	$(0.19)	$(0.17)

Weighted average shares outstanding
Basic and diluted	21,929,768	18,800,496